EXHIBIT 23.2
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              [Letterhead of Shatswell, MacLeod and Company, P.C.]


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated October 17, 1997, except for Note 12, as to which the date is January 21, 1998 (and to all references to our Firm) relating to the consolidated financial statements of Revere Federal Savings and Loan Association and Subsidiary as of September 30, 1997 and 1996, and for each of the years in the three-year period ended September 30, 1997, which report is included in the Registration Statement on Form SB-2 filed by RFS Bancorp, Inc. (Registration No. 333-63083) and incorporated herein by reference.


                                        /s/ Shatswell, MacLeod and Company, P.C.
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                                            SHATSWELL, MacLEOD and COMPANY, P.C.

West Peabody, Massachusetts
November 9, 1998